[ARTICLE] 5
[LEGEND]
This schedule contains summary financial information extracted from Krupp Realty Fund 3 financial statement for twelve months ended December 31, 1995 and is qualified in it sentirety by references to funds financial statements.
[/LEGEND]

[PERIOD-TYPE]                   12-MOS
[FISCAL-YEAR-END]                          DEC-31-1995
[PERIOD-END]                               DEC-31-1995
[CASH]                                       1,059,995
[SECURITIES]                                         0
[RECEIVABLES]                                   33,740
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                               562,514
[PP&E]                                      29,309,637<F1>
[DEPRECIATION]                              16,581,742<F2>
[TOTAL-ASSETS]                              14,384,144
[CURRENT-LIABILITIES]                          708,773
[BONDS]                                     19,826,601<F3>
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                   (6,150,690)<F4>
[OTHER-SE]                                           0
[TOTAL-LIABILITY-AND-EQUITY]                14,384,144
[SALES]                                      6,352,337
[TOTAL-REVENUES]                             6,352,337
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                             5,137,104<F5>
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                           1,763,126
[INCOME-PRETAX]                              (547,893)
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                          (547,893)
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                 (547,893)
[EPS-PRIMARY]                                        0<F6>
[EPS-DILUTED]                                        0<F6>

<F1>Includes apartment complexes of $28,790,053 and deferred expenses of $519,584.
<F2>Includes depreciation of $16,460,550 and amortization of deferred expenses of
$121,192.
<F3>Represents mortgage note payable.
<F5>Includes operating expeses of $2,880,208, real estate taxes of $17,945 and depreciation/amortization of $1,738,951.
<F4>Represents total equity of general partners ($297,600) and limited partners
($5,853,090).
<F6>Net loss allocated (27,395) to general partners (520,498) to limited parnters for the nine months ended 12/31/95. Average net loss (20.82) per unit for 25,000 units outstanding.